Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is made and entered into this 7th day of October 2008 by and among RME Merger Sub Corp., a Delaware corporation (“Merger Sub”), and the undersigned stockholders (collectively, the “Stockholders” and individually, a “Stockholder”) of Red Mile Entertainment, Inc., a Delaware corporation (the “Company”).

WHEREAS, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger, dated the date hereof (the “Merger Agreement”), by and among the Company, SilverBirch Inc., an Ontario corporation (“Parent”), its wholly owned subsidiary, Merger Sub, and Kenny Cheung, as representative, pursuant to which Merger Sub will merge with and into the Company, with the Company to be the surviving corporation of the merger (the “Merger”);

WHEREAS, each Stockholder is the holder of record or beneficial owner (for all purposes in this Agreement, as such term is defined in Rule 13d-3 of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the securities for which the Stockholders have beneficial ownership shall be “Beneficially Owned”) of the number of shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), opposite such Stockholder’s name on Exhibit A attached hereto;

WHEREAS, the Shares (as such term is defined below) represent approximately 23% of the voting power of the issued and outstanding voting securities of the Company;

WHEREAS, to induce the execution of the Merger Agreement by Merger Sub and Parent, the Stockholders agree to vote the Shares so as to facilitate consummation of the Merger to the extent more fully described below; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the Stockholders, severally and not jointly and severally, and Merger Sub agree as follows:

1.           Agreement to Vote Shares.

1.1           At any meeting of the stockholders of the Company called with respect to the Merger, the Merger Agreement and the other transactions contemplated thereby, and at any adjournment thereof, and on every action or approval by written consent of stockholders of the Company, and with respect to any consent solicited with respect to the Merger, the Merger Agreement and any of the other transactions contemplated thereby, the Stockholders shall vote the Shares (a) in favor of approval of the Merger, the Merger Agreement, the other transactions contemplated thereby and any matter which could reasonably be expected to facilitate the Merger and such other transactions and (b) against approval or adoption of any Alternative Transaction or any other proposal that is intended or would reasonably be construed to be in opposition to, or in competition with, or in conflict with adoption of the Merger Agreement and consummation of the transactions contemplated thereby.  Each Stockholder may vote on all other matters in a manner determined in his, her or its sole discretion.

1.2           Each Stockholder, as the holder of record or beneficial owner of voting stock of the Company, shall be present, in person or by proxy, at all meetings of stockholders of the Company and at any adjournment thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the matters addressed in Section 1.1, so that all Shares are counted for the purpose of determining the presence of a quorum at such meetings or on such written consent.  The Stockholders shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the terms of this Section 1.

2.           Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholders agree to deliver to Merger Sub an irrevocable proxy in the form attached hereto as Exhibit B (the “Proxy”), provided that the Proxy shall be revoked only upon the Expiration Date (as defined below).  The Proxy is irrevocable and coupled with an interest in the obligations of the Stockholders.

3.           No Solicitation of Proxies.  Each Stockholder agrees (solely in his, her or its capacity as such) that he, she or it shall not directly or indirectly, engage in any solicitation (as defined in Regulation 14A of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange Act) of other stockholders of the Company (a) against the Merger, the Merger Agreement, the other transactions contemplated thereby or any matter that could reasonably be expected to facilitate the Merger and such other transactions or (b) in favor of any Alternative Transaction.

4.           Definition of Shares.  For purposes of this Agreement, the term “Shares” shall include: (i) all securities of the Company (including, without limitation, all shares of Common Stock) owned of record or Beneficially Owned by the Stockholders as of the date of this Agreement, as indicated on Exhibit A; and (ii) all additional securities of the Company of which the Stockholders acquire record ownership during the period from the date of this Agreement through the Expiration Date, including, without limitation, through the exercise or conversion of any options, warrants or other rights to purchase shares of Common Stock and other securities convertible into, or exercisable for shares of Common Stock.  In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

5.           Transfers of Shares.  Each Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, such Stockholder (a) shall not cause or permit the Transfer (as defined below) of any Shares, or any interest in the Shares, to be effected, or discuss, negotiate or make any offer regarding any Transfer of any Shares, and (b) shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of such Stockholder under this Agreement with respect to the Shares.

Each Stockholder further agrees with, and covenants to, Merger Sub that such Stockholder shall not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Section 5.  From and after the date of this Agreement, through the Expiration Date, the Company will not register or otherwise recognize the Transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of the Stockholders’ Shares, except as permitted by, and in accordance with this Section 5.  This Section 5 shall not prohibit a Transfer of Shares by any Stockholder (A) to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, or (B) upon the death of such Stockholder; provided however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition of such Transfer, the transferee shall have (i) duly executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit B, and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement.  For purposes of this Agreement, a person or entity shall be deemed to have effected a “Transfer” of a security if such person or entity, directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such person or entity maintains all voting rights with respect to such security.

6.           Representations and Warranties of the Stockholders.  Each Stockholder, severally and not severally and jointly, hereby represents and warrants to Merger Sub as follows:

6.1           Authority.

(a)           The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Stockholder, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary action on the part of the Stockholder.

(b)           This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, subject to its enforceability against Merger Sub and the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under or the acceleration of any provision of any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to any of the property or assets of the Stockholder.

(c)           No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

6.2           The Shares.  Each Stockholder owns of record or Beneficially Owned as of the date hereof the number of Shares indicated opposite such Stockholder’s name on Exhibit A, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever and has sole, and otherwise unrestricted, voting power with respect to such Shares.  Each Stockholder does not own any Shares other than those set forth opposite such Stockholder’s name on Exhibit A, and (assuming that the closing under the Merger Agreement occurs on the terms set forth in the Merger Agreement) each Stockholder does not have the right to acquire any additional capital stock of the Company, or warrants, options or other rights to acquire same.

7.           Effectiveness.  The effectiveness of this Agreement is conditioned upon the Merger Agreement having been duly executed and delivered by all of the parties thereto and the Merger Agreement being in full force and effect.

8.           Termination.  Notwithstanding anything else in this Agreement, this Agreement, the Proxy and all obligations of the Stockholders under either this Agreement or the applicable Proxy shall automatically terminate as of the earlier to occur of the following (such date, the “Expiration Date”): (i) such date and time as the Merger Agreement shall have been terminated in accordance with its terms, (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions of the Merger Agreement or (iii) upon the execution of a written agreement by all parties hereto.

9.           Additional Documents.  Merger Sub and the Stockholders hereby covenant and agree to execute and deliver any additional documents necessary, in the reasonable determination of Merger Sub’s legal counsel, to carry out the intent of this Agreement.

10.           Miscellaneous.

10.1           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.2           Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of all of the other parties hereto.

10.3           Amendments and Modifications.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

10.4           Specific Performance; Injunctive Relief.  The parties hereto acknowledge that each of the parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the parties set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to any party upon a violation by one or more other parties, such non-violating party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

10.5           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed fax or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

(a)           if to Merger Sub, to:

SilverBirch Inc.
Suite 500
150 Ferrand Drive
Toronto, ON M3C 3E5
Attention:  Chief Executive Officer
Fax No.:  (416) 621-7715

with a copy to:

Nixon Peabody LLP
200 Page Mill Road, 2nd Floor
Palo Alto, CA 94306-2022
Attention: Jeffrey Selman
Fax No.: (866) 438-3891

 (b)           if to a Stockholder, to the address set forth opposite such Stockholder’s name on Exhibit A,

or to such other address as any party hereto may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

10.6           Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware applicable to contracts to be executed and performed entirely within such State.

10.7           Entire Agreement.  This Agreement and the other agreements referred to herein contain the entire understanding of the parties in respect of the subject matter hereof and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

10.8           Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

10.9           Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

MERGER SUB:

RME MERGER SUB CORP.

By:    /s/
Name:  Derek van der Plaat
Title:  President

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STOCKHOLDER COUNTERPART SIGNATURE PAGE TO
VOTING AGREEMENT

This page constitutes a signature page (this “Signature Page”) to the Voting Agreement among RME Merger Sub Corp. and the stockholders of Red Mile Entertainment, Inc. named therein (the “Voting Agreement”) in your capacity as a Stockholder (as defined in the Voting Agreement).  Execution of this Signature Page constitutes your execution of the Voting Agreement.  The Stockholder acknowledges and agrees that he, she or it is subject to the terms and conditions set forth in the Voting Agreement upon execution of this Signature Page.

STOCKHOLDER:

Print Name:                      ____________________________

Signature:                         ____________________________

Name:                               ____________________________

Title:                                 ____________________________
(if applicable)